EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Consolidated Delivery & Logistics, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-3321, 333-3323 and 333-47357).

                               ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 29, 1999